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TAKE AWAY MESSAGE
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-    Progen is on the cusp of realizing significant Shareholder value through
     PI-88 commercialization activities

- A Partnering Alliance will consolidate our record of delivering operational objectives across all activities

-    We are now planning the next stage of the company's evolution


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PRESENTATION TOPICS
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Lewis Lee -Managing Director


-    Review of Operations - Performance of objectives


-    The Exciting & Challenging Road Ahead


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Business Overview
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                                     Drug
         Drug                     Development                   Commercial
        Design                      Pipeline                     Services
          |                            |                             |
GAG/protien inhibitors     -->       PI-88          <--     Contract Manufacture
Heparanase Inhibitors                PI-166                    Life Sciences


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REVIEW OF OPERATIONS - PERFORMANCE OF OBJECTIVES
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1.   Progress PI-88 Ph II program according to milestones

2.   Pursue PI-88 out-licensing opportunities

3.   Meet or surpass yearly heparanase project milestones

4.   Meet or surpass yearly technology platform [START grant] milestones

5. Firm up and market technology platform capabilities to allow for potential commercialisation alliance

6.   Maintain PI-88 clinical supply

7. Continue to strengthen Commercial Services activities by realising opportunities for increased revenue and profitability

8.   Continue to build up commercially focused IP portfolio

9. Maintain informative communication program with shareholders and stakeholders

10.  Continue active screening/assessment of in-licensing opportunities


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PI-88 - PROGRESS REPORT
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-    Interim clinical trials update: additional patient stabilizations and completion of Ph II trial in multiple myeloma

- Release of Genentech's Avastin(R) data at ASCO: validation of anti-angiogenesis theory in cancer

-    PI-88 Out-licensing/Partnering Process accelerated

-    PI-88 production requirements for future trials increases


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PI-88 - EXPANSIVE INTERNATIONAL DEVELOPMENT
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! CLINICAL DEVELOPMENT IN 4 COUNTRIES

Completed
-    Healthy Volunteers, PR00398 - UK (completed)
     -    Intravenous Dose Escalation
-    Phase 1b, PR00198 - Australia (completed)
     -    Intravenous Dose and Duration Escalation (All tumors)
-    Healthy Volunteers, PR88101 - UK (completed)
     -    Subcutaneous Bioavailability
-    Phase II, PR88203 - Australia (completed)
     -    Multiple Myeloma

Ongoing
-    Phase I, PR88103 - USA (underway)
     - Subcutaneous dose escalation in combination with Docetaxel (All tumors)
-    Phase I/II, PR88201 - USA (underway)
     -    Phase I Subcutaneous Dose Escalation (All tumors)
     -    Phase II Advanced Metastatic Melanoma

In Planning
-    Phase II - Australia
     -    Non Small Cell Lung Cancer
-    Phase II - Taiwan In Planning
     -    Post resection Hepatoma


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PI-88 - SIGNS OF EFFICACY IN PATIENTS
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
-    Phase I/II Solid Tumor trial - 33 patients

-----------------------------------------------------
Patient  Cancer            Result           On Study
-----------------------------------------------------
  # 102  melanoma   partial response       27 months*
-----------------------------------------------------
  # 113  melanoma   disease stabilization  17 months*
-----------------------------------------------------
  # 127  carcinoid  disease stabilization   7 months*
-----------------------------------------------------
  # 129  renal      disease stabilization   7 months*
-----------------------------------------------------
  # 131  melanoma   disease stabilization   7 months*
-----------------------------------------------------
  # 132  melanoma   disease stabilization   6 months*
-----------------------------------------------------
  # 110  melanoma   disease stabilization  15.5months
-----------------------------------------------------
  # 122  melanoma   disease stabilization    6 months
-----------------------------------------------------
  # 116  melanoma   disease stabilization  3.5 months
-----------------------------------------------------
  # 119  renal      disease stabilization  3.5 months
-----------------------------------------------------
  # 128  ovarian    disease stabilization  3.5 months
-----------------------------------------------------

*    on study


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PI-88 - SIGNS OF EFFICACY IN PATIENTS
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[GRAPHIC OMITTED]


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News at ASCO Validate Angiogenesis
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     AVASTIN(R)                                    PI-88

-    Avastin(R) targets VEGF to               -    PI-88 targets VEGF, bFGF,
     block angiogenesis.                           heparanase and promotes TFPI

-    Ph III results show that                 -    PI-88 is showing signs of
     Avastin(R) confers a                          efficacy in cancer patients
     survival benefit to
     patients in colorectal
     cancer.


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PI-88 PRODUCTION REQUIREMENTS
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-    Progen provides PI-88 in-house scale-up production and manufacture to GMP requirements

- PI-88 manufacturing capability is an important and valuable commercialization activity

- Progen is managing increased PI-88 production requirements for Ph II clinical trials at our own facility.


                               [GRAPHIC OMITED]


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PI-88 - COMPETITIVE LICENSING PROFILE
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-    Serving market of unmet medical need - Cancer

-    Hot Area of science [Angiogenesis]

-    Global Development program [U.S.IND]

-    Human anti-cancer activity emerging

-    Broad patent coverage until at least 2016

-    PI-88 manufacturing recipe - additional negotiating asset

-    Partnering Process underway


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PI-88 OUT-LICENSING / PARTNERING ACTIVITIES
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-    Progen is on the cusp of realizing significant Shareholder value through
     PI-88 commercialization activities

- A Partnering Alliance will consolidate our record of delivering operational objectives across all activities

- U.S. experienced executives (Darren Schliebs PhD, Sarah Meibusch) recruited to drive partnering process and Communications.


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PI-88 OUT-LICENSING / PARTNERING ACTIVITIES
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SRI Angiogenesis Conference.                                Boston, USA


Bio Business Asia.                                       Taipei, Taiwan


BioPartnering Europe.                                        London, UK


AACR/NCI/EORTC 'New Cancer
Therapeutics Conference'.                                    Boston USA


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PI-166 DRUG DEVELOPMENT
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-    Novel, patented potential treatment for primary liver cancer

-    In-Licensed from the UNSW in Sept 2003

-    Fast-tracked into clinical trial in January 2003

-    Kills chemotherapy resistant liver-tumor cells

-    Clinical drug supplied from Progen facility


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PI-166 DRUG DEVELOPMENT
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Disease Profile
-    Hepatocellular carcinoma (HCC, hepatoma)
-    Highly chemo-resistant
-    Treatment possibilities dismal
-    Survival 3-8 months from diagnosis
-    Increasing incidence from HCV chronic infection

               Trial Status
               -    Proof-of-principle Ph I clinical trial in progress
               - Dose escalation and repeat dosing scheduled into current trial
               -    Some indications of efficacy expected from Ph I trial.


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DRUG DESIGN - SUGAR MEDICINES
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-    Nature Medicine - Heparanase
     - A novel cancer target that impacts tumor growth as well as metastases [cancer spread]

-    Scientific American - PI-88 'Sweet Medicines
     - How sugar-based medicines such as PI-88 play a key role in disease development

-    M.I.T. Review - Glycomics [Sugar Medicines]
     -    10 Emerging Technologies that will change the world


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DRUG DESIGN
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-    Progen's Drug Design projects are focused on the design of small molecule inhibitors of GAG(sugar)-binding proteins that are implicated in a range of diseases.

-    One of these initiatives is co-funded by Federal START GRANT.

-    Milestones for the project are currently on-track.


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                               [GRAPHIC OMITED]


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DRUG DESIGN - DESIGN OF b-FGF INHIBITOR
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Target protein - bFGF
-    Development of 1st generation molecules
-    Refinement -development of 2nd generation molecules
-    Refinement -utilizing molecular modeling (computer)
-    Refinement - in vitro testing (biological systems)
-    Refinement - in vivo testing (animals)



                        [GRAPHIC OMITED] [GRAPHIC OMITED]
                                Protein Structure


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Drug Design - Heparanase inhibitor for MS and IBD
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Scientifically                        Renowned
Validated Target                   Drug Designer
[GRAPHIC OMITTED]      +          [GRAPHIC OMITTED]       =         Optimized
                                                                  Drug Discovery


- The heparanase enzyme is involved in cancer development,metastasis as well in inflammation.

- Prof. Mark von Itzstein -co-discoverer of flu drug RELENZA(TM) is Progen's collaborator in this project

-    Developing small molecule heparanase inhibitors for
     -    Inflammatory Bowel Disease
     -    Multiple Sclerosis


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DRUG DESIGN - HEPARANASE INHIBITOR FOR MS AND IBD
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Target protein - Heparanase
-    Protein Structure unknown
-    Project objective -to determine crystal structure
-    Design inhibitor (drug lead) of heparanase.

Status
-    Crystallization studies ongoing to determine structure.
- Determination of crystal structure of heparanase will be a major milestone achievement.


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DRUG DEVELOPMENT SNAPSHOT
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
PRODUCT PIPELINE            DRUG DISCOVERY  PRECLINICAL  PHASE I  PHASE II  PHASE III  MARKET
                                            DEVELOPMENT
-    PI-88
-    LUNG CANCER            X               X            X
-    HEPATOCELLULAR         X               X            X
     CARCINOMA
-    MELANOMA               X               X            X
-    MULTIPLE MYELOMA       X               X            X        X

-    PI-166
-    HEPATOCELLULAR         X               X            X
     CARCINOMA

-    HEPARANASE INHIBITORS
-    MULTIPLE SCLEROSIS     X
-    INFLAMMATORY BOWEL     X
     DISEASE

-    CARBOHYDRATE- PROTEIN INHIBITORS
-    CANCER                 X


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COMMERCIAL SERVICES - FINANCIAL PERFORMANCE
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[GRAPHIC OMITTED]


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COMMERCIAL SERVICES - CONTRACT SERVICES
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EMERGING CLIENT LIST

The manufacture and development of bioproducts (including potential therapeutics and vaccines) to international and domestic companies.

[GRAPHIC OMITTED]


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COMMERCIAL SERVICES - LIFESCIENCES SALES
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GLOBAL BRANDS

Leading Australian distributors of biological and chemical products for use in molecular and cell biology, diagnostic and biotech research.

[GRAPHIC OMITTED]


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FINANCIAL SNAPSHOT
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
ITEM (in '000s)                        2003               2002              +/-

Revenue from Operations                4 779              3 850             24%

Other Operating Revenue                1 285              1 159

Operating Loss before R&D             (1 352)              (691)            96%

R&D Expense                            4 547              4 169              9%

Operating Loss                        (5 899)            (4 860)            21%

Medigen Investment                    (1 679)            (1 296)

Total Operating Loss                  (7 578)            (6 156)            23%

Cash                                  11 995             11 407              5%


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THE ROAD AHEAD
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-    Secure PI-88 / PI-166 partnership alliance(s)Secure PI-88 / PI-166 partnership alliance(s)

-    Drive PI-88 Ph II clinical program

-    Completion of PI-166 Ph I clinical trial

- Realize commercial opportunity for Drug Design capabilities through an industry alliance

- Assess growth opportunities for Commercial Services whilst maintaining financial targets.

-    Screen technology licensing opportunities that will build drug pipeline.

- Assess market opportunities that will provide future growth and realization of Shareholder value.


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